Exhibit 99.1

Contacts:

Fiona Abolade

VCampus Corporation

(703) 654-7221

fabolade@vcampus.com

Jody Miller

Prosoft Learning Corporation

(602) 794-4121

jmiller@prosoftlearning.com

VCampus Completes Acquisition of

Prosoft Learning Corporation

Acquisition is Expected to Accelerate Growth of Revenues from Professional Certifications

RESTON, Va.---June 13, 2006—VCampus Corporation (NASDAQ:  VCMP) announced today that it has closed on its acquisition of Prosoft Learning Corporation.  The acquisition will enable VCampus to add the market-leading CIW (Certified Internet Web Professional) certification to its Select Partner® Program, as well as offer the CTP (Convergence Technologies Professional) credential, which Prosoft manages for the Telecommunications Industry Association (TIA). VCampus’ management will discuss the details of the acquisition and the synergies for future growth in its upcoming conference call for investors.  The $2.1 million purchase price was paid with approximately $1.4 million in cash and the balance in certain assumed liabilities and notes payable. VCampus acquired all of the newly issued capital stock of Prosoft at closing.

Conference Call and Webcast

Nat Kannan, chairman and CEO, and Christopher Nelson, CFO, of VCampus will hold a conference call to discuss the acquisition, as well as recently released financial results.  The call is scheduled for 4:30 pm EDT on Tuesday, June 20, 2006.  Interested parties may participate by dialing (800) 599-9816. International callers may dial (617) 847-8705. Please enter the passcode 90276140.

This call will also be offered via Webcast by Thomson/CCBN and can be accessed at the VCampus Web site at www.vcampus.com. The Webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors.  Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the call will be available via telephone from approximately 6:30 pm EDT on June 20, 2006, until 6:30 pm EDT on June 27, 2006.  To listen to the replay, participants in the United States and Canada should dial (888) 286-8010, and international participants should dial (617) 801-6888. The conference ID for the replay is 66534907.

About VCampus®

VCampus Corporation (NASDAQ: VCMP), a provider of end-to-end e-learning services, helps organizations that offer professional certifications and credentials unlock the value of their traditional branded course content.  Through its innovative Select Partner® Program, VCampus publishes training content for online delivery to enhance and support professional certification programs.  The Select Partner Program provides custom course development, publishing, hosting, e-commerce, reporting, account support and marketing services.  With more than a decade of e-learning experience, VCampus has delivered more than 3 million courses to more than 1 million desktops/users in professional credentialing and certification organizations, associations, non-profits, corporations, government agencies and higher education institutions.  VCampus distributes a courseware library of more than 3,800 Web-based courses. VCampus Corporation is headquartered in Reston, Virginia. For more information, call 800-915-9298, or visit the VCampus Web site at www.vcampus.com. “VCampus” and “Select Partner” are registered trademarks of VCampus Corporation.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal Private Securities Litigation Reform Act of 1995.  Statements contained herein that are not statements of historical fact are forward-looking.  Without limiting the foregoing, references to future growth or expansion or scheduled product launch dates are forward-looking, and words such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “might,” “should,” “will” and “would,” and other forms of these words or similar words, are intended to identify forward-looking information.  You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information.  There might be events in the future that we are not able to predict accurately or control, and any forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially.  These risks and uncertainties include: (1) our history of losses, projection of future losses and our need to raise additional capital; (2) market acceptance of our new and future products; (3) uncertainties regarding the successful implementation of our Select Partner Program or the timely release of products; (4) uncertainties regarding ability to achieve growth organically or otherwise and to consummate and integrate any acquisitions, including Prosoft; (5) growing competition; and (6) our ability to maintain and manage our growth.  For additional information regarding risk factors that could affect our future results, please refer to the discussions of  “Risk and Uncertainties’“ in our Annual Report on Form 10-K for the year ended December 31, 2005, and other SEC filings.

About Prosoft Learning Corporation

Prosoft Learning Corporation offers content and certifications to enable individuals to develop and validate critical Information and Communications Technology (ICT) workforce skills.  Prosoft is a leader in the workforce development arena, working with state and local governments and school districts to provide ICT education solutions for high school and community college students.  Prosoft has created and distributes a complete library of classroom and e-learning courses. Prosoft distributes its content through its ComputerPREP division to individuals, schools, colleges, commercial training centers and corporations worldwide.  Prosoft owns the CIW job-role certification program for Internet technologies and the CCNT (Certified in Convergent Network Technologies) certification, and manages the CTP (Convergence Technologies Professional) vendor-neutral certification for telecommunications.  To learn more, visit www.ProsoftLearning.com, www.ComputerPREP.com, www.CIWcertified.com and www.CTPcertified.com.

Except for historical information contained herein, the matters discussed in this press release are statements of a forward-looking nature that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  Such risks and uncertainties include, without limitation, the inability of Prosoft to return any funds to current equity holders in exchange for cancellation of the equity interests under the proposed plan of reorganization; doubts about Prosoft’s ability to operate as a going concern; the ability of Prosoft to sustain operations after seeking bankruptcy protection; Prosoft’s ability to obtain waivers under its senior note obligations and the terms of such waivers; Prosoft’s dependence on the timely development, introduction and acceptance of courses, proprietary certifications and other products; the market for technology training; the acceptance of ICT certifications in general; the continued and improved penetration of the academic, learning center and corporate markets; the successful implementation of strategic relationships; the effect of changing economic conditions; and the other risks and uncertainties outlined in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, Prosoft’s Annual Report on Form 10-KSB and Quarterly Reports on Form 10-QSB. Prosoft undertakes no obligation to update this forward-looking information.